POWER OF ATTORNEY

THE MANAGERS FUNDS

MANAGERS AMG FUNDS

MANAGERS TRUST I

MANAGERS TRUST II

(collectively the “Trusts”)

KNOW ALL MEN BY THESE PRESENTS, that Bruce M. Aronow, whose signature appears below, hereby nominates, constitutes and appoints Peter M. Lebovitz and Donald S. Rumery (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trusts, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 3rd day of June, 2005.

Signature	Title

/s/ Bruce M. Aronow Bruce M. Aronow	Chief Financial Officer (Principal Financial Officer)